UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2008
Date of Report (Date of earliest event reported)

CONSTITUTION MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6139 South Rural Road, Suite 103 Tempe, Arizona	85283-2929
(Address of principal executive offices)	(Zip Code)

(480) 820-5950
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on April 28, 2008, the Board of Directors (the "Board") of Constitution Mining Corp. (the "Company") accepted Daniel Hunter's resignation as a Director of the Company. Mr. Hunter will continue in his role as Chief Operating Officer of the Company.

As a result of the Board's acceptance of Mr. Hunter's resignation from the Board, the Company's current officers and directors are as follows:
Name	Position
Willem Fuchter	President, Chief Executive Officer, Principal Executive Officer and Director
Pat Gorman	Director and Chairman of the Board
Hernan Zaballa	Director and Vice President (not an executive officer position)
Gary J. Artmont	Director
Harold Gershuny	Director
Duncan Large	Director
Roger Buri	Director
Kenneth Phillippe	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
Daniel Hunter	Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONSTITUTION MINING CORP.
DATE: April 29, 2008	"Willem Fuchter" ___________________________________ Name: Willem Fuchter Title: President, Chief Executive Officer, Principal Executive Officer and a director

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